Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Quality Income Municipal Fund, Inc.
33-40124, 811-06303

The annual meeting of shareholders was held on July
28, 2009. At this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to September 1, 2009 and additionally adjourned to October 13, 2009.

Voting results are as follows:

 Common and MuniPreferred shares voting
 together as a class
  MuniPreferred shares voting together as a class
To approve the elimination of the Funds fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
           27,557,770
                    8,993
   Against
             1,700,038
                       923
   Abstain
                961,646
                         50
   Broker Non-Votes
             8,528,422
                       989
      Total
           38,747,876
                  10,955



To approve the new fundamental policy relating to investments in municipal securities for the Fund.


   For
           27,676,894
                    9,066
   Against
             1,588,319
                       838
   Abstain
                954,241
                         62
   Broker Non-Votes
             8,528,422
                       989
      Total
           38,747,876
                  10,955



To approve the elimination of the fundamental policy relating to investing in other investment companies.


   For
           27,453,747
                    9,073
   Against
             1,715,971
                       836
   Abstain
             1,049,736
                         57
   Broker Non-Votes
             8,528,422
                       989
      Total
           38,747,876
                  10,955



To approve the elimination of the fundamental policy relating to derivatives and short sales.


   For
           27,360,911
                    9,018
   Against
             1,857,800
                       842
   Abstain
             1,000,743
                       106
   Broker Non-Votes
             8,528,422
                       989
      Total
           38,747,876
                  10,955



To approve the elimination of the fundamental policy relating to commodities.


   For
           27,338,108
                    9,051
   Against
             1,850,021
                       843
   Abstain
             1,031,325
                         72
   Broker Non-Votes
             8,528,422
                       989
      Total
           38,747,876
                  10,955



To approve the new fundamental policy relating to commodities.


   For
           27,276,934
                    9,035
   Against
             1,842,148
                       846
   Abstain
             1,100,372
                         85
   Broker Non-Votes
             8,528,422
                       989
      Total
           38,747,876
                  10,955



Proxy materials are herein incorporated by reference to the SEC filing on June 18, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-014932.